[AACC Letterhead]

Contact:
Jeff Lambert, Tim Sipols

Lambert, Edwards & Associates, Inc.

616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Files Registration Statement
For Secondary Offering

Warren, Mich., March 7, 2005 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer receivables in the United States, today announced it has filed a registration statement with the Securities and Exchange Commission for a secondary public offering of 5,000,000 shares of its common stock. All of these shares will be offered by selling stockholders, which include members of management and other holders, and none of the shares will be offered by Asset Acceptance. In addition, certain of the selling stockholders also intend to grant the underwriters an over-allotment option to purchase up to an additional 750,000 shares.

Asset Acceptance said the secondary offering is intended to boost the float and improve the liquidity of its common stock. The registration statement was filed pursuant to a demand under a Registration Rights Agreement. The shares to be sold in the offering, exclusive of the over-allotment option, represent 13.7 percent of the fully diluted shares outstanding as of February 28, 2005. Pursuant to the terms of a registration rights agreement, Asset Acceptance will bear substantially all of the costs incurred in this secondary offering, other than underwriting discounts and commissions. The costs to be borne by the Company are currently estimated to be approximately $575,000. The selling stockholders will receive all of the net proceeds from the sale of the shares.

Bear, Stearns & Co. Inc. is serving as sole book-running manager for the offering. William Blair & Company, CIBC World Markets, and SunTrust Robinson Humphrey will act as co-managers.

The offer will be made only by means of a prospectus.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Asset Acceptance Capital Corp.

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About Asset Acceptance Capital Corp.
 For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt.

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Asset Acceptance Capital Corp. Safe Harbor Statement
 This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and other reports, and exhibits thereto, as well as the Registration Statement on Form S-1 filed with the Securities and Exchange Commission. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Forms S-1, 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.

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